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                                                                      Exhibit 11

                               APPLIED POWER INC.
                       COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)

                                                    Three Months Ended        Nine Months Ended
                                                          May 31,                  May 31,
                                                   --------------------      --------------------
                                                    1995         1994         1995         1994
                                                   -------      -------      -------      -------
PRIMARY:
Average shares outstanding                          13,307       13,075       13,251       13,034

Net effect of dilutive options based
   on the treasury stock method
   using average market price                          457          300          434          199
                                                   -------      -------      -------      -------
        Total                                       13,764       13,375       13,685       13,233

Net earnings (loss):
   Continuing operations                           $ 7,305      $ 5,343      $17,384      $11,568
   Discontinued operations                             -            -            -           (348)
   Extraordinary loss on debt extinguishment           -            -         (4,920)         -
                                                   -------      -------      -------      -------
        Net Earnings                               $ 7,305      $ 5,343      $12,464      $11,220

Primary earnings (loss) per share:
   Continuing operations                           $  0.53      $  0.40      $  1.27      $  0.87
   Discontinued operations                             -            -            -          (0.03)
   Extraordinary loss on debt extinguishment           -            -          (0.36)         -
                                                   -------      -------      -------      -------
        Net Earnings                               $  0.53      $  0.40      $  0.91      $  0.85
                                                   =======      =======      =======      =======

FULLY DILUTED: (A)
Average shares outstanding                          13,307       13,075       13,251       13,034

Net effect of dilutive options based
   on the treasury stock method
   using the greater of average
   or period-end market price                          461          300          485          269
                                                   -------      -------      -------      -------
        Total                                       13,768       13,375       13,736       13,303

Net earnings (loss):
   Continuing operations                           $ 7,305      $ 5,343      $17,384      $11,568
   Discontinued operations                             -            -            -           (348)
   Extraordinary loss on debt extinguishment           -            -         (4,920)         -
                                                   -------      -------      -------      -------
        Net Earnings                               $ 7,305      $ 5,343      $12,464      $11,220

Fully diluted earnings (loss) per share:
   Continuing operations                           $  0.53      $  0.40      $  1.27      $  0.87
   Discontinued operations                             -            -            -          (0.03)
   Extraordinary loss on debt extinguishment           -            -          (0.36)         -
                                                   -------      -------      -------      -------
        Net Earnings                               $  0.53      $  0.40      $  0.91      $  0.84
                                                   =======      =======      =======      =======

(A) Dilution of less than 3%; therefore not presented in Condensed Consolidated Statement of Earnings.


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